As filed with the Securities and Exchange Commission on June 2, 1995.

                                              Registration No. 33-55409



              SECURITIES AND EXCHANGE COMMISSION

                  Washington, D.C. 20549


                           FORM S-8

     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                  CONVEX COMPUTER CORPORATION
       (Exact name of issuer as specified in its charter)



         DELAWARE                                75-1838006

  State or other jurisdiction                  (I.R.S. Employer
    of incorporation or                        Identification No.)
       organization)


                       3000 Waterview Parkway
                        Richardson, TX 75080
                (Address of principal executive offices)


               1995 EMPLOYEE STOCK PURCHASE PLAN
                   (Full title of the plan)


                         ROBERT J. PALUCK
         Chairman of the Board and Chief Executive Officer
                   CONVEX COMPUTER CORPORATION
                     3000 Waterview Parkway
                     Richardson, TX 75080
                       (214) 497-4000
      (Name, address and telephone number of agent for service)


                 Copy to:  Kenneth M. Siegel, Esq.
                Wilson, Sonsini, Goodrich & Rosati
                    Professional Corporation
                       650 Page Mill Road
                Palo Alto, California 94304-1050



                  CALCULATION OF REGISTRATION FEE


                                    Proposed       Proposed
 Title of                           Maximum        Maximum
Securities        Amount            Offering       Aggregate     Amount of
  to be           to be             Price Per      Offering    Registration
Registered      Registered          Share (1)      Price(1)       Fee

Common Stock     900,000             $3.40         $3,060,000     $1,055.17

(1) Estimated in accordance with Rule 457 solely for the purpose of computing the amount of the registration fee based on 85% of the average of the high and low prices of the Company's Common Stock as reported on the New York Stock Exchange on May 25, 1995.




                               PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

     There are hereby incorporated by reference in this Registration Statement the following documents and information previously filed with the Securities and Exchange Commission.

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     (b) The description of the Registrant's Common Stock that is contained in the Registrant's Registration Statement on Form 8 A dated December 5, 1986 filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating that description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.


Item 4.  Description of Securities.

     Not applicable.


Item 5.  Interests of Named Experts and Counsel.

     Not applicable.


Item 6.  Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Article VII, Section 6 of the Bylaws of the Company provides that the Company shall indemnify its officers, directors, employees and agents to the extent permitted by Delaware General Corporation Law.

     The Company currently maintains directors' and officers' liability insurance including coverage for liabilities arising under the Securities Act of 1933, as amended.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the Delaware General Corporation Law, the foregoing Bylaw provision or any Indemnification Agreement, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     The following exhibits are filed as part of this Registration Statement.

Number                         Description
- --------                       ----------------

 4.1 1995 Employee Stock Purchase Plan, together with form Subscription Agreement and Change Form.

 5.1 Opinion of Wilson, Sonsini, Goodrich & Rosati, Professional Corporation, Counsel to the Registrant.

23.1           Consent of Ernst & Young LLP, independent auditors.

23.2 Consent of Wilson, Sonsini, Goodrich & Rosati, Professional Corporation, Counsel to the Registrant (included in the Opinion filed as Exhibit 5.1).

24.1           Power of Attorney (see page 6 of the Registration Statement).

Item 9.  Undertakings.

             (a)   The undersigned Registrant hereby undertakes:

                   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                               SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richardson, State of Texas, on this 30th day of May, 1995.

                          CONVEX COMPUTER CORPORATION


                          By   /S/ Robert J. Paluck

                             ---------------------------
                              Robert J. Paluck,
                              Chairman of the Board and
                              Chief Executive Officer

                             POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert J. Paluck and David W. Craig, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          Signature                  Title                    Date
    ---------------------    ---------------------         ---------------


    /s/ Robert J. Paluck
    ---------------------   Chairman of the Board and       May 30, 1995
    Robert J. Paluck        Chief Executive Officer
                           (Principal Executive Officer)


    /s/ David W. Craig
    ----------------------   Vice President, Finance and     May 30, 1995
    David W. Craig           Chief Financial Officer
                             (Principal Financial Officer
                             and Accounting Officer)


    /s/ Erich Bloch
    ----------------------   Director                        May 30, 1995
    Erich Bloch


    /s/ H. Berry Cash
    ----------------------   Director                        May 30, 1995
    H. Berry Cash


    /s/ Sam K. Smith
    ----------------------   Director                        May 30, 1995
    Sam K. Smith


    /s/ Steven J. Wallach
    ----------------------   Director                        May 30, 1995
    Steven J. Wallach


    /s/ Howard D. Wolfe
    ---------------------    Director                        May 30, 1995
    Howard D. Wolfe


    /s/ Max D. Hopper
    ---------------------    Director                        May 30, 1995
    Max D. Hopper


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                         ----------------------------------
                                    EXHIBITS
                         ---------------------------------

                        Registration Statement on Form S-8

                           Convex Computer Corporation

                                  June 2, 1995



Exhibit                                                        Sequentially
Number                                                        Numbered Page
- --------                                                      --------------

 4.1       1995 Employee Stock Purchase Plan, together with
            form of Subscription Agreement and Change Form.

 5.1       Opinion of Wilson, Sonsini, Goodrich & Rosati,
            Professional Corporation, Counsel to the Registrant.

23.1       Consent of Ernst & Young LLP, independent auditors.

23.2       Consent of Wilson, Sonsini, Goodrich & Rosati,
            Professional Corporation, Counsel to the Registrant
            (included in the Opinion filed as Exhibit 5.1).

24.1       Power of Attorney. (see page 6 of the Registration
            Statement).



                               EXHIBIT 4.1



                             CONVEX COMPUTER CORPORATION

                          1995 EMPLOYEE STOCK PURCHASE PLAN


The following is the Convex Computer Corporation 1995 Employee Stock Purchase Plan.


1.   Purpose.

The Plan is designed to provide employees of Convex and its Designated Subsidiaries with an opportunity to purchase Stock through accumulated payroll deductions. It is intended to qualify as an Employee Stock Purchase Plan under Section 423 of the Code. Therefore, it will be interpreted to extend or limit participation to meet the requirements of that Section.

2.   Definitions.

     (a)   Board.  The Board of Directors of Convex.

     (b)   Code.  The Internal Revenue Code of 1986, as amended.

     (c) Compensation. All regular, straight-time gross earnings and commissions, excluding payments for overtime, shift premium, incentive compensation, incentive payments, bonuses or other compensation.

     (d) Continuous Status. The absence of interruption or termination of service as an Employee. Service will not be considered interrupted for a leave of absence agreed to in writing by Convex, provided the leave is less than 90 days or re-employment is guaranteed by contract or statute when it ends.

     (e)   Convex.  Convex Computer Corporation.

     (f) Designated Subsidiary. A Subsidiary designated by the Board from time to time, in its discretion, as eligible to participate in the Plan.

     (g) Employee. A person, including an officer, who is customarily employed by Convex or a Designated Subsidiary for at least 20 hours per week and five months per calendar year.

     (h)   Enrollment Date.  The first day of each Offering Period.

     (i) Exercise Dates. Within an Offering Period, the first payday in February and the first payday in August of each year.

     (j) Exercise Period. The six-month period that begins one day after an Exercise Date and ends with the next Exercise Date.

     (k) Offering Period. The period during which an Option can be exercised.

     (l)   Option.  An option to acquire Stock granted under the Plan.

     (m)   Plan.  This Employee Stock Purchase Plan.

     (n)   Stock.  The Common Stock, $.01 par value per share, of Convex.

     (o) Subsidiary. A corporation of which at least 50% of the voting shares are held by Convex or a Subsidiary, whether or not the corporation now exists or is later organized or acquired by Convex or a Subsidiary.

3.   Eligibility.

     (a) General Rule. Subject to Section 5 and the limitations in Section 423(b) of the Code, anyone who is an Employee on a given Enrollment Date can participate in the Plan.

     (b)   Exceptions.  No Employee can be granted an Option if:

          (1) Immediately after the grant, the Employee (or anyone else whose Stock would be attributed to the Employee under Section 424(d) of the
Code) would own or hold options to purchase Stock that represents 5% or more of the total combined voting power or value of all classes of Convex stock; or

          (2) The Option would permit the Employee's right to purchase Stock (as described in Section 423 of the Code) to accrue at a rate exceeding $25,000 of fair market value (determined at the time the Option is granted) for each calendar year or partial year in which the Option is outstanding.

4.   Offering Periods.

     (a) The Plan will use overlapping Offering Periods, each beginning on the first business day after the first payday in February and August. Offering Periods will last 24 months and will consist of four, six-month exercise periods. A participant's accrued payroll deductions will be applied toward the purchase of Stock at the end of each six-month exercise period.

     (b) The Board can change the commencement date or the length of an Offering Period, or both, provided the change is announced at least five days before the scheduled start of the Offering Period to be affected.

5.   Participation.

An Employee can participate in the Plan by completing a subscription agreement (Agreement), the form of which is attached as Exhibit A, and filing it with the Convex payroll office before the applicable Enrollment Date.

6.   Payroll Deductions.

     (a) As a part of the Agreement, participants stipulate the payroll deductions to be made on each payday during the Offering Period (Deductions). Deductions can not exceed 10% of the Compensation which a participant receives on each payday during the Offering Period. The Vice President, Finance, will determine whether Deductions will be designated as a specific dollar amount, as a percentage of eligible Compensation or as a combination of the two.

     (b) Deductions will begin with the first payroll after the Enrollment Date. Unless authorization is withdrawn as provided in Section 10, Deductions will end on the last payroll in the Offering Period to which the authorization applies.

     (c) Deductions will be credited to each participant's Plan account. Participants may not make additional payments into their accounts.

     (d) Participants can change the rate of their Deductions at any time by completing and filing a new Agreement. Changes will be effective within 15 days after Convex has received the new Agreement.

7.   Grant of Option.

     (a) On the Enrollment Date for each Offering Period, participants in that Offering Period will receive an Option to purchase Stock on the Exercise Dates in the Offering Period. The amount of Stock under Option will be that whole number determined by dividing (1) a participant's Deductions from the start of the Offering Period through the first Exercise Date, or from one Exercise Date to the next, as applicable, by (2) the Exercise Price. For purposes of the Plan, the Exercise Price per share will be the lower of (1) 85% of the Fair Market Value of a share of Stock on the Enrollment Date for the Offering Period, or (2) 85% of the fair market value of a share of Stock on the Exercise Date for that Offering Period.

     (b) In all cases, the amount of Stock subject to an Option during an Offering Period (1) can not exceed $75,000 divided by the Fair Market Value of a share of Stock on the Enrollment Date of the Offering Period, and (2) will be reduced, if necessary, to fall within the limitations in Sections 3(b) and 14.

     (c) The Fair Market Value of Stock on any given date will be its closing price on the New York Stock Exchange, as reported in The Wall Street Journal.

8.   Exercise of Option.

Unless, before the Exercise Date and as provided in Section 10, a participant has withdrawn from an Offering Period or an Exercise Period, the Option will be automatically exercised on each Exercise Date in the Offering Period. The maximum number of full shares subject to the Option will be purchased at the applicable Exercise Price using the Deductions then accumulated in the participant's account. During a participant's lifetime, Options are exercisable only by the participant.

9.   Delivery.

Promptly after each Exercise Date, Convex will either arrange for participants to receive certificates representing the Stock so purchased or provide for the appropriate book entries to be made reflecting the participants' ownership interests. Unless an Offering Period has been over-subscribed or ends with the Exercise Date, amounts insufficient to purchase a whole share will remain in participant's accounts until the next Exercise Date. In cases of over-subscription or the end of the Offering Period, these amounts will be refunded. Amounts deferred in excess of Plan limits will also be refunded.

10.   Withdrawal.

     (a) Participants can withdraw all, but not less than all, amounts credited to their accounts and not yet used to exercise an Option by giving notice to Convex on the form attached as Exhibit B. This notice will state whether the participant is only withdrawing from the applicable Exercise Period or entirely from the Offering Period. Deductions credited to the participant's account will be paid to the participant promptly after Convex receives the notice. The participant's Option for the current Exercise Period or Offering Period (as specified in the notice) will automatically be canceled. Thereafter, no further Deductions will be made during the Exercise Period or Offering Period (as specified in the notice). If a participant withdraws from an Exercise Period, Deductions will not resume for the same Offering Period unless notice, in substantially the form of Exhibit C, is delivered to Convex during the open enrollment period occurring before the start of an Exercise Period in the same Offering Period.

     (b) Withdrawal from one Offering Period will not affect eligibility to participate in a different Offering Period or in any similar plan adopted by Convex. Except as provided in Section 11, Deductions can not be transferred from one Offering Period to another.

11.   Automatic Withdrawal and Re-Enrollment.

If the fair market value of the Stock on the first day of an Offering Period (Initial Period) exceeds the fair market value of the Stock on the first day of an Offering Period that begins while the Initial Period is still in effect (a Subsequent Period), participants in the Initial Period will be deemed to have (1) withdrawn from the Initial Period after their purchase of Stock on the Exercise Date immediately before the start of the Subsequent Period, and
(2) enrolled in the Subsequent Period. If an automatic transfer to a Subsequent Period occurs, Deductions accumulated in a participant's account which are insufficient to purchase a whole share will be retained in the participant's account for the Subsequent Period. Any other funds in the participant's account will be returned to the participant.

12.   Termination of Continuous Status.

     (a) On termination of Continuous Status for any reason, Deductions credited to a participant's account during the Offering Period, but not yet used toward exercise of the participant's Option, will be returned. If a participant dies, these funds will be returned to the person entitled to receive them under Section 16. Thereafter, the participant's Option will automatically be canceled.

     (b) However, a participant who goes on a leave of absence can remain in the Plan for an Offering Period which began before the leave started. If the participant is not guaranteed re-employment by contract or statute, and the leave lasts more than 90 days, Continuous Status will be deemed to have ended on the 91st day of the leave. Deductions for participants who have been on leave will resume on return to work at the same rate as in effect before the leave unless (1) changed by the participant, or (2) the leave begins in one Offering Period and ends in a later Offering Period. In this second case, participants may not re enter the Plan until a new Agreement has been filed. The new Agreement must be filed before the beginning of an Offering Period that starts after the participant has returned to work.

13.   Interest.

No interest will accrue on Deductions.

14.   Stock.

      (a) A maximum of 900,000 shares of Stock will be available for sale under the Plan, subject to adjustment on changes in the capitalization of Convex as provided in Section 20. If, on a given Exercise Date, the amount of Stock for which Options are to be exercised exceeds the amount of Stock then available under the Plan, Convex will make a pro rata allocation of the available Stock. This allocation will be as Convex determines to be equitable and in as uniform a manner as is practical. If this happens, Convex will notify participants of the amount of Stock each Employee can purchase.

     (b) Until exercise, participants will have no interest or voting right in Stock covered by their Options.

     (c) Stock delivered under the Plan will be registered in the name of the participant or in the name of the participant and his spouse.

15.   Administration.

The Plan will be administered by the Board or by a committee appointed by the Board. The administration, interpretation and application of the Plan by the Board will be final, conclusive and binding on all participants.

16.   Designation of Beneficiary.

     (a) Participants can designate beneficiaries to receive Stock and cash, if any, from their accounts if they die after an Exercise Date on which an Option has been exercised but before the Stock and cash have been delivered. In addition, participants can designate beneficiaries to receive any cash in their accounts if they die before the Exercise Date of their Options.

     (b) Designation of beneficiaries will be in writing and may be changed at any time by notice to Convex.

     (c) If a participant dies without validly designating a beneficiary who is living at the time of his death, Convex will deliver the Stock and/or cash to the executor or administrator of the participant's estate. If, to the knowledge of Convex, no executor or administrator has been appointed, Convex, in its discretion, may deliver the Stock and/or cash to the spouse or to any one or more of the participant's dependents or relatives. If no spouse, dependent or relative is known to Convex, then Convex may deliver the Stock and/or cash to such other person or persons as Convex designates.

17.   Transferability.

Participants may not assign, transfer, pledge or otherwise dispose of (other than by will, the laws of descent and distribution or as provided in Section
16) the Deductions credited to their accounts or any rights regarding the exercise of Options. Attempts to do so will be without effect, except that Convex may treat the act as an election to withdraw funds under Section 10.

18.   Use of Funds.

Deductions received or held by Convex may be used by Convex for any legitimate corporate purpose. Convex need not segregate Deductions.

19.   Reports.

Individual accounts will be maintained for each participant. Statements of account will be given to participants promptly after each Exercise Date. These statements will set forth the amount of the participant's Deductions, the per share purchase price, the amount of Stock purchased and the participant's remaining cash balance, if any.

20.   Changes in Capitalization.

     (a) If, after an Option is granted, Convex effects a stock dividend, stock split, spin-off, recapitalization, merger, consolidation, exchange of shares or the like, the result of which is that (1) shares of any class of stock will be issued in respect of outstanding Stock, or (2) Stock will be changed into a different number of the same or another class or classes of stock, then the amount of Stock subject to the Plan, the amount of Stock to which the Option applies and the Option price for each share will be adjusted appropriately.

     (b) If dissolution or liquidation of Convex is proposed, any open Offering Periods will terminate immediately before the proposal is consummated, unless the Board otherwise provides.

     (c) In the event of a sale of all or substantially all of the assets of Convex, or a merger of Convex with or into another corporation, Options will be assumed or equivalent options substituted by the successor corporation, or a parent or subsidiary of the successor corporation, unless the Board determines, in the exercise of its discretion and in lieu of the assumption or substitution, to shorten the Offering Periods then in progress by setting a new Exercise Date (New Exercise Date). If the Board sets a New Exercise Date, the Board will give participants notice of the change at least 10 business days before the New Exercise Date and Options will be exercised automatically on the New Exercise Date unless, before that date, a participant withdraws from the Offering Period.

21.   Amendment or Termination.

     (a) The Board may amend or terminate the Plan at any time. Except as provided in Section 20, neither amendment nor termination can adversely affect outstanding Options. However, (1) the Board may end an Offering Period on an Exercise Date if it determines that doing so is in the best interest of Convex and its stockholders, and (2) if required by law, the Plan can not be amended without the prior approval of Convex stockholders.

     (b) Without stockholder consent and without regard to whether a participants rights may be considered to have been adversely affected, the Board may change the Offering Periods, limit the frequency or number of changes in the amount withheld during an Offering Period, establish the exchange rate applicable to amounts withheld in currencies other than U. S. Dollars, permit Deductions that exceed the amount designated by a participant to adjust for delays or mistakes in the processing of properly completed withholding elections, establish reasonable waiting and adjustment periods, or accounting and crediting procedures, to ensure that amounts applied toward the purchase of Stock for each participant properly correspond to amount withheld from the participant's Compensation. The Board may also establish such other limitations or procedures as it deems advisable and which are consistent with the Plan.

22.   Notices.

All notices or other communications under or in connection with the Plan must be in writing and will be deemed to have been duly given when received in the form specified by Convex, at the location or by the person designated by Convex for receipt of the notice.

23.   Stockholder Approval.

Continuation of the Plan is subject to approval by Convex stockholders within 12 months before or after the date the Plan is adopted.

24.   Conditions On Issuance of Stock.

     (a) Stock will not be issued unless the exercise of an Option and the issuance and delivery of the Stock under that Option comply with all applicable laws including, without limitation, the Securities Act of 1933, as amended, the Act, the rules and regulations promulgated under the Act and the requirements of the New York Stock Exchange. The issuance of Stock will also be subject to the advice of counsel for Convex that this compliance exists.

     (b) As a condition of exercise, Convex may require the person exercising the Option to represent and warrant at the time of exercise that the Stock is being purchased for investment only and without any present intent to sell or distribute it.

25.   Term of Plan.

The Plan will become effective on the earlier of its adoption by the Board or its approval by Convex stockholders as described in Section 23. The Plan will continue in effect for 20 years unless earlier terminated under Section 21.

EXHIBIT A

CONVEX COMPUTER CORPORATION

1995 EMPLOYEE STOCK PURCHASE PLAN

SUBSCRIPTION AGREEMENT

- ---- Original Application                    Enrollment Date:----------
- ---- Change in Payroll Deduction Rate
- ---- Change in Beneficiary(ies)              Employee Number: ---------


1. Election. I elect to participate in the Convex 1995 Employee Stock Purchase Plan (the Plan) and subscribe to purchase shares of Convex Common Stock, $.01 par value (Stock), in accordance with this Subscription Agreement and the Plan.

2. Deductions. I authorize payroll deductions from each of my paychecks in the amount of ---% (up to 10%) of my Compensation for each payday beginning on
- ------------.

3. Accumulation and Application. I understand that my payroll deductions will be accumulated for the purchase of Stock, at the applicable purchase price determined under the Plan. I further understand that, except as otherwise set forth in the Plan, Stock will be purchased for me automatically on each Exercise Date of the Offering Period unless I withdraw from the Exercise Period or the Plan by giving notice to Convex.

4. Information. I have received a copy of the most recent Convex prospectus, which describes the Plan, and a copy of the complete Plan. I understand that my participation is subject to the terms of the Plan.

5. Stock Issuance. Stock purchased by me under the Plan should be issued in the name(s) of (Employee or Employee and Spouse only): -----------------------
- ----------------------.

6. Taxes. I understand that if I dispose of any Stock received by me under the Plan within two years after the Enrollment Date (the first day of the Offering Period during which I purchased the Stock) or within one year after the date on which the Stock was transferred to me, I will be treated for federal tax purposes as having received ordinary income at the time of disposition in an amount equal to the excess of the fair market value of the Stock at the time it was transferred to me over the price which I paid for it. I agree to notify Convex in writing within 30 days after the date of any such disposition.

I understand that, if I dispose of Stock at any time after the expiration of the two year and one year holding periods described above, I will be treated for federal tax purposes as having received income only at the time of disposition. This income will be treated as ordinary income in an amount equal to the lesser of (a) the amount by which the fair market value of the Stock at the time of disposition exceeds the price which I paid for it under the Plan, or (b) 15% of the fair market value of the Stock as of the Enrollment Date. The remainder of the gain, if any, that is realized on disposition will be taxed as a capital gain.

7. Plan Controlling. I agree to be bound by the terms of the Plan. The effectiveness of this Subscription Agreement depends on my eligibility to participate in the Plan.

8. Beneficiaries. If I die, I designate the following as my beneficiary(ies), to receive all payments and Stock due me under the Plan:


NAME: (Please print)         --------------------------------------
                             (First)   (Middle)          (Last)

- -------------------          --------------------------------------
Relationship                 (Address)


NAME: (Please print)          -------------------------------------
                              (First)  (Middle)          (Last)

- ------------------            -------------------------------------
Relationship                  (Address)

9. Effectiveness. I understand that this Subscription Agreement will remain in effect throughout successive Offering Periods unless terminated by me.


Dated:------------------


- --------------------------------
Signature of Employee

EXHIBIT B

CONVEX COMPUTER CORPORATION

1995 EMPLOYEE STOCK PURCHASE PLAN

NOTICE OF WITHDRAWAL

As a participant in the Offering Period of the 1995 Employee Stock Purchase Plan which began on ----------, 19--- (the Enrollment Date) I notify Convex that effective on ----------, 19--- (the Withdrawal Date) I (check applicable box):

                ------ withdraw from the current Exercise Period only.

                ------ withdraw from the Offering Period.

I direct Convex to pay to me, as promptly as possible after the Withdrawal Date, all payroll deductions credited to my account. I understand that all of my rights with respect to the Offering Period, as applicable, will automatically be terminated.

If I am withdrawing from the Exercise Period only, payroll deductions will not resume at the beginning of the next Exercise Period unless I deliver to Convex, within an open enrollment period preceding an Exercise Period, notice that directs Convex to resume payroll deductions.

If I am withdrawing from the entire Offering Period, no further payroll deductions will be made for the purchase of shares in that Offering Period. I may not participate in another Offering Period unless I deliver to Convex within an open enrollment period a newly executed subscription form.

Name and Address of Participant:

            ------------------------------------------

            ------------------------------------------

            ------------------------------------------


Signature:   ---------------------------

Date: ----------------------------------


EXHIBIT C

CONVEX COMPUTER CORPORATION

1995 EMPLOYEE STOCK PURCHASE PLAN

NOTICE TO RESUME PAYROLL DEDUCTIONS

As a participant in the Offering Period of the 1995 Employee Stock Purchase Plan which began on ----------, 19---, I notify Convex to resume payroll deductions for my account at the beginning of the next Exercise Period within that Offering Period. These deductions will be according to the Subscription Agreement executed by me at the beginning of the Offering Period.

I understand that I may change the payroll deduction rate or the beneficiaries named in my original Subscription Agreement by submitting a revised Subscription Agreement to Convex.

Name and Address of Participant:

            ------------------------------------------

            ------------------------------------------

            ------------------------------------------


Signature:   ---------------------------

Date: ----------------------------------



                               EXHIBIT 5.1





                                      May 25, 1995


Convex Computer Corporation
3000 Waterview Parkway
Richardson, TX 75080

      Re:   Registration Statement
            on Form S-8
            ------------------------

Gentlemen:

     We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about May 30, 1995 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 900,000 shares of your Common Stock reserved for issuance under the 1995 Employee Stock Purchase Plan (the "Plan"). As your legal counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of such Common Stock under the Plan.

     It is our opinion that, when issued and sold in the manner referred to in the Plan and pursuant to the agreements which accompany the Plan, the Common Stock issued and sold thereby will be legally and validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including any Prospectus constituting a part thereof, and any amendments thereto.

                                   Very truly yours,

                                   WILSON, SONSINI, GOODRICH & ROSATI
                                   Professional Corporation



                                 EXHIBIT 23.1


                       CONSENT OF ERNST & YOUNG LLP

                          INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1995 Employee Stock Purchase Plan of Convex Computer Corporation of our report dated February 17, 1995, with respect to the consolidated financial statements and schedule of Convex Computer Corporation included in its Annual Report on Form 10-K for the year ended December 31, 1994, filed with the Securities and Exchange Commission.

                                /s/  Ernst & Young LLP

                                     ERNST & YOUNG LLP

Dallas, Texas
May 31, 1995



                                 EXHIBIT 24.1



                             POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert J. Paluck and David W. Craig, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          Signature                  Title                    Date
    ---------------------    ---------------------         ---------------


    /s/ Robert J. Paluck
    ---------------------   Chairman of the Board and       May 30, 1995
    Robert J. Paluck        Chief Executive Officer
                           (Principal Executive Officer)


    /s/ David W. Craig
    ----------------------   Vice President, Finance and     May 30, 1995
    David W. Craig           Chief Financial Officer
                             (Principal Financial Officer
                             and Accounting Officer)


    /s/ Erich Bloch
    ----------------------   Director                        May 30, 1995
    Erich Bloch


    /s/ H. Berry Cash
    ----------------------   Director                        May 30, 1995
    H. Berry Cash


    /s/ Sam K. Smith
    ----------------------   Director                        May 30, 1995
    Sam K. Smith


    /s/ Steven J. Wallach
    ----------------------   Director                        May 30, 1995
    Steven J. Wallach


    /s/ Howard D. Wolfe
    ---------------------    Director                        May 30, 1995
    Howard D. Wolfe


    /s/ Max D. Hopper
    ---------------------    Director                        May 30, 1995
    Max D. Hopper